Exhibit 21.1

Schedule of Subsidiaries of FTI Consulting, Inc.

Name	Jurisdiction of Incorporation
85Four Ltd.	England and Wales

Attenex Corporation	Washington

Blueprint Partners SA	Belgium

Brewer Consulting Limited	England And Wales

Compass Lexecon LLC [fka Lexecon, LLC] [fka LI Acquisition Company, LLC]	Maryland

Competition Policy Associates, Inc.	District of Columbia

FCN Holdings CV	Netherlands

FD (Beijing) Consulting Co., Ltd.	Beijing

FD (Sydney) PTY LTD [fka FD Third Person Pty Limited] [fka Third Person Communications Pty Limited]	Australia

FD Gravitas Ltda. [fka Gravitas Comunicaciones Estrategicos Limitada]	Colombia

FD Gulf Limited [fka FD Dubai Limited]	England and Wales

FD India Limited	England and Wales

FD International Ltd.	England and Wales

FD Media and Investor Relations Pty Ltd [fka Beachhead Media and Investor Relations (Proprietary) Limited]	S. Africa

FD MWA Holdings Inc.	Delaware

FD PTY LIMITED [fka FD Third Person Perth Pty Limited] [fka Kudos Consultants Pty Limited]	Australia

FD Public Affairs Limited [fka LLM Communications Limited]	England and Wales

FD Russia Limited	England and Wales

FD Sante Limited [fka Sante Communications Limited]	England and Wales

FD Singapore PTE Ltd.	Singapore

FD US Communications, Inc.	New York

FD-CMM Mexico, S. de r.L. de C.V.	Mexico

FDFTI Mexico S DE RL DE CV	Mexico

FTI Commercial Consulting (Shanghai) Co. Ltd.	Shanghai, China

Ferrier Hodgson Management Services Inc.	Philippines

Name	Jurisdiction of Incorporation
Ferrier Hodgson Philippines Inc.	Philippines

FH Asset Management Corp.	Philippines

FH Corporate Services Inc.	Philippines

Financial Dynamics Asia Ltd.	Hong Kong

Financial Dynamics GmbH [fka A & B Financial Dynamics Gmbh]	Germany

Financial Dynamics Ireland Ltd.	Ireland

Financial Dynamics Ltd.	England and Wales

Financial Dynamics S.A.S.	France

FTI Cambio LLC	Maryland

FTI Capital Advisors, LLC [fka FTI Merger & Acquisition Advisors, LLC]	Maryland

FTI Consulting—FD Australia Holdings Pty Ltd [fka FD Australia Holdings Pty Ltd]	Australia

FTI Consulting (Asia) Limited [fka— Baker Tilly Hong Kong Business Recovery Ltd] [fka Baker Tilly Purserblade Asia Limited] [fka Purserblade Asia Limited]	Hong Kong

FTI Consulting (Hong Kong) Limited	Hong Kong

FTI Consulting (Hong Kong) Services Four Limited [fka Sun Easy Investment Limited]	Hong Kong

FTI Consulting (Hong Kong) Services One Limited [fka Chater Secretaries Limited]	Hong Kong

FTI Consulting (Hong Kong) Services Three Limited [fka Power Famous Limited]	Hong Kong

FTI Consulting (Hong Kong) Services Two Limited [fka Lansdowne Nominees Limited]	Hong Kong

FTI Consulting (Singapore) PTE. LTD. [fka FS Asia Advisory Pte. LTD.]	Singapore

FTI Consulting B.V. [fka Irharo B.V.]	Netherlands

FTI Consulting Canada ULC	British Columbia, Canada

FTI Consulting Canada (2010) ULC	British Columbia, Canada

FTI Consulting Canada Inc. [fka Watson, Edgar, Bishop, Meakin & Aquirre Inc.]	British Columbia, Canada

FTI Consulting Colombia S.A.S.	Colombia

FTI Consulting Deutschland GmbH	Germany

FTI Consulting Deutschland Holding GmbH [fka Maia Neunundzwanzigste Vermögensverwaltungs-GmbH]	Germany

Name	Jurisdiction of Incorporation
FTI Consulting International Limited	British Virgin Islands

FTI Consulting Limited [fka Carmill Limited]	England and Wales

FTI Consulting LLC	Maryland

FTI Consulting Panama, SDAD. LTDA.	Panama

FTI Consulting Philippines (BVI) Limited [fka FS Philippines Limited]	British Virgin Islands

FTI Consulting S.A.	Argentina

FTI Consulting S.ar.L.	Luxembourg

FTI Consulting Shanghai (BVI) Limited [fka FS Shanghai Offshore Limited]	British Virgin Islands

FTI Consulting Spain, S.R.L.	Spain

FTI Consulting, Inc.	Maryland

FTI CXO Acquisition LLC	Maryland

FTI Director Services Limited [fka FS Director Services Limited]	British Virgin Islands

FTI Director Services Number 2 Limited [fka FS Director Services Number 2 Limited]	British Virgin Islands

FTI Director Services Number 3 Limited [fka FS Director Services Number 3 Limited]	British Virgin Islands

FTI Financial Services Limited (UK—fka Hoodwell Limited)	England and Wales

FTI Forensic Accounting Limited [fka Forensic Accounting Partners Limited]	England and Wales

FTI Forensic Accounting Limited [fka Forensic Accounting Partners Limited]	British Virgin Islands

FTI France	France

FTI General Partner (BVI) Limited	British Virgin Islands

FTI General Partner LLC	Maryland

FTI Holder Consultoria LTDA [fka FTI Holder Consultoria S.A.] [fka Arbok Holdings S.A.]	Brazil

FTI Hosting LLC	Maryland

FTI International LLC [fka FTI FD LLC]	Maryland

FTI Investigations, LLC	Maryland

FTI Ringtail (AUST) PTY LTD [fka: FTI Australia Pty Ltd.]	Australia

Name	Jurisdiction of Incorporation
FTI Services Limited [fka Total Sun Investments Limited]	British Virgin Islands

FTI SMG LLC [fka FTI SMC Acquisition LLC]	Maryland

FTI Technology LLC [fka FTI Repository Services, LLC ]	Maryland

FTI UK Holdings Limited	England and Wales

FTI, LLC	Maryland

G3 Consulting Limited	United Kingdom

Gravitas Panama S.A.	Panama

International Risk (Singapore) Pte Ltd.	Singapore

International Risk Limited	Hong Kong

IRL (Holdings) Limited	British Virgin Islands

K Capital Source Limited	Ireland

Orion Technology Comercio e Servicos LTDA	Brazil

Tecnologia Servicos e Comercio de Equipamentos de Informática, LTDA	Brazil

The Lost City Estates S.A.	Panama

Thompson Market Services (Shanghai) Co. Ltd	PRC

Thompson Market Services Limited	Hong Kong